EX43

                                                      EXHIBIT 4.3

DATED                                                     1998






                 SHARE ACQUISITION AGREEMENT


                  TERRAFIRMA DESIGNS LIMITED            (1)

              PAREXEL INTERNATIONAL CORPORATION         (2)




























                   190 STRAND, LONDON WC2R 1JN
             TEL: 0171 379 0000   FAX: 0171 379 6854
                       Ref: RWE/0653436.01
                            CONTENTS

No     Heading                                            Page

1.     DEFINITIONS                                           1
3.     THE SHARES                                            7
4.     REPAYMENT BY VENDOR AND THE COMPANY                   7
5.     COMPLETION                                            8
8.     COMPLIANCE WITH US LAW                                9
9.     RESTRICTIVE COVENANTS                                11
11.    GENERAL PROVISIONS                                   12
12.    ANNOUNCEMENTS                                        13
13.    COSTS                                                13
14.    NOTICES                                              13
15.    GOVERNING LAW AND JURISDICTION                       14

THE FIRST SCHEDULE: PARTICULARS OF THE VENDOR               15
THE SECOND SCHEDULE: BASIC INFORMATION CONCERNING THE COMPANY16

THIS   AGREEMENT   is  made   the                        day   of
                        1998

BETWEEN:

(1) THE PERSON whose name and address is set out in Column (1) of the First Schedule hereto ("the Vendor") and

(2) PAREXEL INTERNATIONAL CORPORATION (whose principal place of business is at 195 West Street, Waltham, Massachusetts
       02154, USA ("the Purchaser")

WHEREAS

(A) Creative Communication Solutions Limited ("the Company") has an authorised and issued share capital particulars whereof together with other details are set out in the Second Schedule hereto.

(B) The Vendor is the beneficial owner of or is otherwise able to procure the transfer of the numbers of shares of the Company specified in Column (2) of the First Schedule hereto opposite its name such numbers of shares together comprising ten per cent of the issued and allotted shares of the Company.

(C) The Vendor is desirous of selling and the Purchaser is willing to acquire the Shares (as hereinafter defined) on the terms and subject to the conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:-

1.     DEFINITIONS

1.1 In this Agreement and the Schedules hereto the following expressions shall unless the context otherwise requires have the meanings following:-



      "Accredited Investor"  a   bank   (as  defined  in  Section
                              3(a)(2)  of the Securities  Act  of
                              1933, as amended (the 'Act')) or  a
                              savings  and  loan  association  or
                              other  institution (as  defined  in
                              Section  3(a)(5)(A)  of  the  Act),
                              whether  acting in regard  to  this
                              investment in its individual  or  a
                              fiduciary capacity;

                             a   broker   or   dealer  registered
                              pursuant  to  Section  15  of   the
                              United  States Securities  Exchange
                              Act of 1934, as amended;

                             an  insurance company (as defined in
                              Section 2(13) of the Act);

                             an   investment  company  registered
                              under  the United States Investment
                              Company Act of 1940, as amended;

                             a  business development company  (as
                              defined in Section 2(a)(48) of  the
                              Investment Company Act of 1940,  as
                              amended;

                             a    Small    Business   Development
                              Company  licensed  by  the   United
                              States        Small        Business
                              Administration     under    Section
                              301(c)  or (d) of the United States
                              Small  Business Investment  Act  of
                              1958, as amended;

                             a  plan  established and  maintained
                              by   a  United  States  state,  its
                              political   subdivision,   or   any
                              agency  or  instrumentality  of   a
                              United   States   state   or    its
                              political  subdivisions,  for   the
                              benefit  of its employees,  if  the
                              plan has total assets in excess  of
                              $5,000,000;

                             an  employee benefit plan (an "ERISA
                              Plan") within the meaning of  Title
                              1  of  the  United States  Employee
                              Retirement Income Security  Act  of
                              1974,  as  amended ("ERISA")  whose
                              decision  to purchase the  interest
                              in the Purchaser was made by a plan
                              fiduciary  (as defined  in  Section
                              3(21) of ERISA), which is either  a
                              bank, savings and loan association,
                              insurance   company  or  registered
                              investment adviser;

                             an  ERISA Plan with total assets  in
                              excess of $5,000,000 or, if a self-
                              directed    ERISA    Plan,     with
                              investment decisions made solely by
                              persons    that   are   "accredited
                              investors";

                             a   private   business   development
                              company   (as  defined  in  Section
                              202(a)(22)  of  the  United  States
                              Investment Advisors Act of 1940, as
                              amended);

                             an    organisation   described    in
                              Section  501(c)(3)  of  the  United
                              States  Internal  Revenue  Code  of
                              1986,   as   amended,  corporation,
                              Massachusetts  or similar  business
                              trust,  or partnership, not  formed
                              for the specific purpose of holding
                              the   Shares  of  the  Company   or
                              acquiring the Consideration Shares,
                              with  total  assets  in  excess  of
                              $5,000,000;

                             a  natural  person whose  net  worth
                              (either   individually  or  jointly
                              with  such person's spouse) at  the
                              time    of    Completion    exceeds
                              $1,000,000;

                             a   natural   person  who   had   an
                              individual  income  in  excess   of
                              $200,000 or joint income with  such
                              person's   spouse  in   excess   of
                              $300,000  in each of the  last  two
                              calendar  years and who  reasonably
                              expects  to  reach the same  income
                              level in the current calendar year;

                             a   trust,  with  total  assets   in
                              excess  of  $5,000,000, not  formed
                              for the specific purpose of holding
                              the   Shares  of  the  Company   or
                              acquiring the Consideration Shares,
                              whose purchase of the Consideration
                              Shares    is    directed    by    a
                              sophisticated person  as  described
                              in  Rule  506(b)(2)(ii)  under  the
                              Act;

                             an   entity  in  which  all  of  the
                              equity owners fit into at least one
                              of the categories listed above;

      "Associate"            any  person  or  company  who  is  a
                              connected person as that expression
                              is  defined by Section 839  of  the
                              ICTA;



      "Business day"         a  day  on which banks shall be open
                              in   London  for  the  conduct   of
                              general banking business (excluding
                              Saturdays);



      "the Consideration Shares"      26,583  Common   Stock   of
                              US$0.01   each  of  the   Purchaser
                              (ranking pari passu with the Common
                              Stock of the Purchaser in issue  at
                              Completion  and credited  as  fully
                              paid);



      "Completion"           completion  of  the  obligations  of
                              the parties hereunder in accordance
                              with  the  provisions of  Clause  4
                              hereof;



      "Encumbrance"          includes  any interest or equity  of
                              any   person  (including,   without
                              prejudice to the generality of  the
                              foregoing,  any right  to  acquire,
                              option or right of pre-emption), or
                              any mortgage, charge, pledge, lien,
                              assignment, hypothecation, security
                              interest,  title retention  or  any
                              other    security   agreement    or
                              arrangement;



      "Nasdaq"               National  Association of  Securities
                              Dealers,   Inc.Automated  Quotation
                              System;



      "the Purchaser's Solicitors"  Lawrence Graham;

      "Registration Rights

      Agreement"             agreement  in  the  approved   terms
                              between   certain  of  the  parties
                              hereto   to  be  entered  into   at
                              Completion  attached as appendix  B
                              hereto;



      "SEC"                  the  United  States  Securities  and
                              Exchange Commission;

      "the Service Agreement"the  existing agreement (as amended)
                              between   the  Company  and   Terry
                              Brightmore  to be entered  into  at
                              Completion  attached as appendix  A
                              hereto;

      "the Shares"           the  shares of the Company specified
                              in Column (2) of the First Schedule
                              hereto;



      "Vendor Representative"means  any person who satisfies  all of the following conditions

                                  (a)     is  not  an  affiliate,
                                   director,  officer  or   other
                                   employee  of the Purchaser  or
                                   beneficial  owner  of  10%  or
                                   more  of  any  class  of   the
                                   equity  securities or  10%  or
                                   more of the equity interest of
                                   the Purchaser'

                                  (b)     has such knowledge  and
                                   experience  in  financial  and
                                   business  matters that  he  is
                                   capable  of evaluating,  alone
                                   or  together with other Vendor
                                   Representatives of the Vendor,
                                   or  together with the  Vendor,
                                   the  merits and risks  of  the
                                   prospective   investment    in
                                   Purchaser;

                                  (c)     is acknowledged by  the
                                   Vendor in writing, during  the
                                   course of the transaction,  to
                                   be  his  Vendor Representative
                                   in  connection with evaluating
                                   the  merits and risks  of  the
                                   prospective investment in  the
                                   Purchaser; and

                                  (d)     discloses to the Vendor
                                   in  writing a reasonable  time
                                   prior    to   the   sale    of
                                   securities of the Purchaser to
                                   that   Vendor   any   material
                                   relationship  between  himself
                                   or   his  affiliates  and  the
                                   Purchaser  that  then  exists,
                                   that is mutually understood to
                                   be  contemplated, or that  has
                                   existed at any time during the
                                   previous  two years,  and  any
                                   compensation received or to be
                                   received as a result  of  such
                                   relationship.

      "the Vendor' Solicitors"              Thomas  Eggar Verrall
                              Bowles;



1.2 References to the consequences of acts or transactions effected prior to Completion shall include the combined effect of two or more acts or transactions the first of which shall have taken place or be deemed to have taken place on or before the date of Completion. Reference to the result of Events on or before Completion shall include the combined result of two or more Events the first of which shall have taken place or is deemed to have taken place on or before Completion.

1.3    The   expression  "the  Vendor"  includes   any   personal
       representatives.

1.4 Any document expressed to be "in the approved terms" means in a form approved and for the purpose of identification signed by or on behalf of the parties hereto.

1.5 References to Clauses, Sub-clauses and Schedules are references to Clauses and Sub-clauses of this Agreement and Schedules to this Agreement.

1.6 In this Agreement and the Schedules hereto the masculine gender shall include the feminine and neuter, the singular number shall include the plural and vice versa, and references to persons shall include bodies corporate, unincorporated associations and partnerships.

1.7 In this Agreement words and phrases the definition of which is contained or referred to in Part XXVI of the Companies Act 1985 shall be construed as defined therein.

1.8 References in this Agreement to any statute or statutory provision shall include (except where the context otherwise requires) any statute or statutory provision which amends extends consolidates or replaces the same and any statute or statutory provision which has been amended, extended, consolidated or replaced by the same and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision except where and to the extent that any liability of the Vendor under this Agreement would be created or extended as a result of any amendment, extension, consolidation or replacement of any statute or statutory provision in force at Completion.

1.9    The   headings   in  this  Agreement  are   inserted   for
       convenience only and shall not affect the construction hereof.

2.     THE SHARES

2.1 The Vendor shall sell and the Purchaser shall acquire with effect from Completion the Shares free from any Encumbrance and together with all accrued benefits and rights for the consideration described in sub-clause 2.2 below ("the Consideration").

2.2 The Consideration shall be satisfied by the allotment and issue to the Vendor of the Consideration Shares.

3.     REPAYMENT BY VENDOR AND THE COMPANY

3.1 The Vendor will prior to or simultaneously with Completion repay to the Company any sums due by the Vendor, any Associate of the Vendor or any of them (or by any person to whom they or any of them are or is a trustee or personal representative) to the Company at Completion and shall at Completion procure that neither they nor any such person as aforesaid has any claim or right of action against the Company (other than in respect of current remuneration as directors or executives) and that the Company is not in any way obliged or indebted (other than as aforesaid) to them or any such person and at Completion the Vendor will confirm in writing to the Purchaser that it has so procured.

4.     COMPLETION

4.1 Completion shall take place on March 1, 1998 at the offices of the Purchaser's Solicitors or such other offices as the parties may subsequently agree when:-

       4.1.1 the Vendor shall deliver or cause to be delivered to the Purchaser:-

              (a) duly  executed  transfers  together  with   the
                  relative share certificates in respect of the Shares;

              (b) written confirmation pursuant to Clause 3; and

       4.1.2 Subject to the performance by the Vendor of their obligations in accordance with the foregoing provisions of this Clause 4 the Purchaser shall allot to the Vendor the Consideration Shares and deliver the relative documents of title; and

       4.1.3  each   of   the   parties  will  enter   into   the
              Registration Rights Agreement.

4.2    If  in  any  respect the provisions of sub-clauses  4.1.1,
       4.1.2 and 4.1.3 are not complied with on the date for Completion set by clause 4.1 the Purchaser may:-

       4.2.1  defer  Completion to a date not more than  28  days after  the  date  set out above (and  so  that  the
              provisions  of  this  sub-clause  shall  apply   to
              Completion as so deferred); or

       4.2.2  proceed   to   Completion  so  far  as  practicable
              (without prejudice to its rights hereunder); or

       4.2.3  rescind this Agreement.

4.3 If in any respect the provisions of sub-clause 4.1.4 are not complied with on the date for Completion set by Clause
       4.1, the Vendor may:-

       4.3.1  defer  Completion to a date not more than  28  days after  the  date  set out above (and  so  that  the
              provisions  of  this  sub-clause  shall  apply   to
              Completion as so deferred); or

       4.3.2  proceed   to   Completion  so  far  as  practicable
              (without prejudice to its rights hereunder); or

       4.3.3  rescind this Agreement.

5.     COMPLIANCE WITH US LAW

       The Vendor:

5.1    warrants and represents to the Purchaser that the Vendor:-

       5.1.1 is acquiring the Consideration Shares for his own account and not on behalf of any other person, and the Vendor is acquiring the Consideration Shares for investment purposes and not with a view towards distribution and has no present arrangement to sell the Consideration Shares;

       5.1.2 is not an officer or director of any affiliate of the Purchaser or any of its affiliates;

       5.1.3 was not organised for the specific purpose of holding or acquiring the Consideration Shares (if the Vendor is a corporation, trust, partnership or other organisation).

       5.1.4 is an Accredited Investor or had, immediately prior to receipt of any information regarding the Purchaser, such knowledge and experience (alone or with the Vendor's Vendor Representative, if any) in financial and business matters as to be able to evaluate the merits and risks of an investment in the Purchaser.

       5.1.5 is able now, and was able prior to receipt of any information regarding the Purchaser, to bear the economic risks of an investment in the Company and the Purchaser.

5.2 acknowledges and agrees that the Consideration Shares have not been registered under United States Securities Act of 1933, as amended ("the Act"), and may not be offered or sold unless the Consideration Shares are registered under the Act or an exemption from the registration requirements of the Act is available;

5.3 acknowledges that the Consideration Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Vendor set forth herein in order to determine the applicability of such exemptions and the suitability of Vendor to acquire the Consideration Shares;

5.4 acknowledges that it is his responsibility to satisfy himself as to the full observance by this transaction and the sale of the Consideration Shares to him of the laws of any jurisdiction outside the United States and that he has done so;

5.5 acknowledges that in view of the United States Securities and Exchange Commission, the statutory basis for the exemption claimed for the transactions would not be present if the offer and sale of the Consideration Shares to the Vendor is part of a plan or scheme to evade the registration provisions of the Act and the Vendor confirms that this transaction is not part of any such plan or scheme;

5.6 has received and carefully reviewed (and/or the Vendor's Vendor Representative, if any, has received and carefully reviewed) the PPS Transaction Summary, Prospectus dated January 27, 1998, Annual Report on Form 10-K for the fiscal year ended June 30, 1997, Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and December 31, 1997, Current Reports on Form 8-K dated October 23, 1997 and January 27, 1998, 1997 Annual Report to Stockholders; and Proxy Statement dated October 8, 1997 and the Vendor and Vendor's Vendor Representative, if any have had a reasonable opportunity to ask questions of and receive answers from the Purchaser concerning the Purchaser, and to obtain any additional information reasonably necessary to verify the accuracy of the information furnished to the Vendor concerning the Purchaser and all such questions, if any, have been answered to the full satisfaction of the Vendor.

5.7 acknowledges that no representations or warranties have been made to him by the Purchaser or any agent, employee or affiliate of the Purchaser and in entering into this transaction the Vendor is not relying upon any information, other than that contained in this Agreement, and the results of independent investigations by the Vendor;

5.8 has not sold, exchanged, transferred, pledged, disposed or otherwise reduced his risk relative to the Consideration
       Shares during the 30 day period preceding the date hereof;

5.9 acknowledges and agrees that this transaction is intended to be accounted for as a pooling of interests for financial accounting purposes, and in that regard the Vendor hereby agrees with the Purchaser that the Vendor will not sell, exchange, transfer, pledge, dispose or otherwise reduce his risk in relation to the Consideration Shares during the period which begins on the date hereof and ends at such time as the Purchaser publicly announces financial results covering at least thirty days of post-Completion combined operations of the Purchaser and the Company (the "Pooling Lock-up Period") and the Purchaser at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the Consideration Shares during the Pooling Lock-up Period;

5.10 acknowledges and agrees that all offers and sales of the Consideration Shares shall only be made in compliance with
       (i) the Pooling Lock-up Period and (ii) the Purchaser's insider trading and black out period policies, as from time to time in effect and (iii) pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act.

6.     RESTRICTIVE COVENANTS

6.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Company Terry Brightmore hereby undertakes by way of further consideration for the obligations of the Purchaser under this agreement as separate and independent agreements that:-

       6.1.1 he will not at any time after Completion disclose to any person or himself use for any purpose and shall use his best endeavours to prevent the publication or disclosure of, any information concerning the confidential business, accounts or finances of the Company or any of its clients or customers transactions or affairs, which may, or may have, come to his knowledge;

       6.1.2 for a period of 2 years after Completion he will not except as hereinafter mentioned either on his own account or in conjunction with or on behalf of any person firm or company carry on or be engaged concerned or interested in any trade or business conducted in or from the United States of America and any country within the European Union which is similar to or competitive with any trade or business carried on by the Company within the period of two years prior to the date of Completion;

       6.1.3 for a period of 2 years after Completion he will not (save with the prior written consent of the
              Purchaser) either on his own account or in conjunction with or on behalf of any other person firm or company directly or indirectly:

              (a) solicit  or  entice away from  the  Company  or
                  employ any officer manager or servant whether or not such person would commit a breach of his contract of employment by reason of leaving the service of the Company; nor

              (b) solicit or accept the custom of any person firm
                  or corporation which during the two years prior to the date of Completion shall have been a customer of the Company.

       Provided that nothing in this sub-clause shall preclude or inhibit any person named in sub-clause 6.1 above from carrying out his duties pursuant to a service agreement or contract of employment between himself and the Company.

6.2 The restrictions contained in sub-clause 6.1 are considered reasonable by the parties but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

7.     GENERAL PROVISIONS

7.1 The Vendor shall (and shall procure that any other necessary party shall) execute and do all such documents acts and things as may be reasonably required by the Purchaser for securing to or vesting in the Purchaser the legal and beneficial ownership of the Shares forthwith upon Completion in accordance with the terms and conditions of this Agreement.

7.2 The Purchaser shall (and shall procure that any other necessary party shall) execute and do all such documents acts and things as may be reasonably required by the Vendor for securing to or vesting in the Vendor the legal and beneficial ownership of the Consideration Shares forthwith upon Completion in accordance with the terms and conditions of this Agreement.

7.3 This Agreement shall not be assignable by any party hereto without the prior written consent of the others save by the Purchaser to any affiliate of the Purchaser to which the Shares shall be transferred but notwithstanding any such transfer the Purchaser shall remain bound by the obligations contained in this Agreement

7.4    If   the  benefit  of  this  Agreement  is  assigned,  the
       liability of the Vendor shall be no greater than it would have been if the Purchaser had remained the owners of the Shares.

7.5 This Agreement (together with any document annexed hereto and signed by or on behalf of the parties hereto) constitutes the whole Agreement between the parties hereto and no variations hereof shall be effective unless made in writing.

7.6 The provisions of this Agreement in so far as the same shall not have been performed at Completion shall remain in full force and effect.

7.7 Any right of rescission conferred upon either party hereby shall be in addition to and without prejudice to all other rights and remedies available to it and no exercise or failure to exercise such a right of rescission shall constitute a waiver by that party of any such other right or remedy.

7.8 None of the provisions of this Agreement which are relevant restrictions as that term is defined by the Restrictive Trade Practices Act 1976 shall come into effect until the day following the day on which full particulars of this Agreement have been furnished to the Office of Fair Trading in accordance with the said Act.

8.     ANNOUNCEMENTS

       No party to this Agreement shall make any statement or announcement in connection with this transaction except with the prior approval of the other party save as may be required by law or save to the extent necessary to comply with the requirements of the SEC or Nasdaq. A party to this Agreement who makes a statement or announcement necessary to comply with the requirements of the SEC or Nasdaq shall use its reasonable endeavours to consult with the other parties before making that statement or announcement.

9.     COSTS

       Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

10.    NOTICES

       Any notice required to be given by any party hereto to any other shall be in writing and may be served personally or by post or by facsimile and if served by post shall be served by prepaid registered letter sent through the post (airmail if overseas) to the address of the party to be served as shown in this Agreement or such other address as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served 48 hours after the time on which it is posted or 72 hours after the time on which it was posted in the case of airmail post and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted and that before the notice is sent by post a copy shall be sent by facsimile to the Vendor's Solicitors for the attention of Mr AJ Edwards. If served by facsimile, notice shall be deemed to have been served upon transmission of the communication to the relevant facsimile number and production by the sending facsimile machine of a transmission report showing that the facsimile message has been properly received by the facsimile number to which it was transmitted..

11.    GOVERNING LAW AND JURISDICTION

       This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

AS WITNESS whereof this Agreement has been entered into the day and year first above written.

                       THE FIRST SCHEDULE

         PARTICULARS OF THE VENDOR, THEIR SHAREHOLDINGS

              IN THE COMPANY AND THE CONSIDERATION



(1)                         (2)            (3)
Names and Addresses         No. of         Consideration
                            Shares         Shares

Terrafirma Designs Limited  10B Shares     26,583





                       THE SECOND SCHEDULE

            BASIC INFORMATION CONCERNING THE COMPANY



A.   The Company           :  Creative          Communication
                              Solutions Limited

1.   Registered Number     :  2973798

2.   Date of incorporation :  October 5, 1994

3.   Address of registered :  Wicker   House,  High   Street,
     office                   Worthing,  West Sussex,  BN  11
                              1DJ

4.   Authorised      share :  1000 pounds sterling
     capital

5. Issued and fully paid : 100 ordinary shares of 1 pound sterling each share capital

6.   Directors:

     Full Names               G S Caswill
                              A J Eagle
                              T J Brightmore


7.   Secretary:

     Full Name                G S Caswill





SIGNED by Terry Brightmore    )
in the presence of:-          )    /s/Terry Brightmore




SIGNED by                     )
for and on behalf of          )    /s/Terry Brightmore
TERRAFIRMA DESIGNS LIMITED    )
in the presence of:-          )





SIGNED by                     )
for and on behalf of          )
PAREXEL INTERNATIONAL         )
CORPORATION                   )
in the presence of:-          )   /s/Barry R. Philpott